Exhibit 10.49

AGREEMENT OF PURCHASE AND SALE

between

NewTower Trust Company, a Maryland chartered trust company, as successor to Riggs National Bank of Washington D.C., as Trustee of the NewTower Trust Company Multi-Employer Property Trust, a collective investment fund operating under 12 C.F.R. Section 9.18, as SELLER,

and

Alliance Commercial Partners, LLC,

a Colorado limited liability company, as BUYER

Dated as of: December 26, 2006

Washington Commons Phase I

i

ii

Exhibits

Exhibit A                Real Property Description

Exhibit B                Strict Joint Order Escrow Trust Instructions

Exhibit C                List of Tenant Leases

Exhibit D                Deed

Exhibit E                 Bill of Sale

Exhibit F                 Assignment of Leases

Exhibit G                Assignment of Warranties and Other Intangible Property

Exhibit H                Estoppel Certificate

Schedules

Schedule 1.1(c)                     Tangible Personal Property

Schedule 3.1                          Disclosure Items

Schedule 4.1(b)                     Objections

AGREEMENT OF PURCHASE AND SALE

This Agreement, dated as of December 26, 2006, is between NewTower Trust Company, a Maryland chartered trust company, as successor to Riggs National Bank of Washington D.C., as Trustee of the NewTower Trust Company Multi-Employer Property Trust, a collective investment fund operating under 12 C.F.R. Section 9.18 (“Seller”), and the undersigned buyer (“Buyer”).

ARTICLE I

PURCHASE AND SALE OF PROPERTY

Section 1.1            Sale.

Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, subject to the terms, covenants and conditions set forth herein, all of Seller’s right, title and interest in and to the following property (collectively, the “Property”):

(a)           Real Property. That certain real property commonly known as “Washington Commons I” and located at 750-900 Diehl Road, in the City of Naperville, State of Illinois, as more particularly described in Exhibit A attached hereto and made a part hereof (the “Land”), together with (1) all improvements located thereon (the “Improvements”), (2) all rights, benefits, privileges, easements, tenements, hereditaments, rights-of-way and other appurtenances thereon or in any way appertaining thereto, including all mineral rights, development rights, air and water rights, and (3) all strips and gores and any land lying in the bed of any street, road or alley, open, proposed or vacated, adjoining such Land (collectively, the “Real Property”);

(b)           Leases. All of the landlord’s interest in and to all of the Leases (as defined in Section 2.1(b) below) of the Real Property, including Leases entered into after the date of this Agreement as permitted by this Agreement;

(c)           Tangible Personal Property. All of the equipment, machinery, furniture, furnishings, supplies and other tangible personal property, if any, owned by Seller and now or hereafter located on, and used exclusively in, the operation, ownership or maintenance of the Real Property (collectively, the “Tangible Personal Property”), but specifically excluding from the Tangible Personal Property (1) any items of personal property owned by tenants of the Property, (2) any items of personal property in Seller’s property management office, if any, located on the Real Property, (3) any items of personal property owned by third parties and leased to Seller, and (4) proprietary computer software, systems and equipment and related licenses used in connection with the operation or management of the Property. A complete list of the Tangible Personal Property is attached hereto as Schedule 1.1(c); and

(d)           Intangible Personal Property. To the extent assignable at no cost to Seller, all intangible personal property, if any, owned by Seller and related to the Real Property and the Improvements, including, without limitation: Seller’s rights to the name “Washington Commons,” any other trade names and trademarks associated with the Real Property and the Improvements, any plans and specifications and other architectural and engineering drawings for the Improvements, any telephone number associated with the Improvements and any warranties; and other contract rights related to the Property (but only to the extent Seller’s obligations thereunder are expressly assumed by Buyer pursuant to the Assignment of Intangible Property as defined in Section 8.3(a)(4) below); and any governmental permits, approvals and licenses (including any pending applications) (collectively, the “Intangible Personal Property”). If the assignment of any Intangible Personal Property shall require Seller to incur an out-of-pocket cost, Seller shall be obligated to assign such Intangible Personal Property only if Buyer reimburses Seller for such cost at Closing.

Section 1.2            Purchase Price.

(a)           The purchase price of the Property is Nine Million Eight Hundred Thousand and no/100 Dollars ($9,800,000.00) (the “Purchase Price”).

(b)           The Purchase Price shall be paid as follows:

(1)           On or before December 28, 2006, Buyer shall deposit in escrow with Chicago Title and Trust Company (the “Title Company”) the amount of Two Hundred Forty Thousand and no/100 Dollars ($240,000) (the “Deposit”) in cash or other immediately available funds. The Deposit shall be held by the Title Company pursuant to the terms of the Strict Joint Order Escrow Trust Instructions in the form attached hereto as Exhibit B.

The Deposit shall be held in an interest bearing account and all interest thereon, less investment fees, if any, shall be deemed a part of the Deposit. If the sale of the Property as contemplated hereunder is consummated, then the Deposit shall be paid to Seller at the Closing (as hereinafter defined) and credited against the Purchase Price. IF THE SALE OF THE PROPERTY IS NOT CONSUMMATED DUE TO SELLER’S DEFAULT HEREUNDER, THEN BUYER MAY ELECT, AS BUYER’S SOLE AND EXCLUSIVE REMEDY, EITHER TO: (1) TERMINATE THIS AGREEMENT AND RECEIVE A REFUND OF THE DEPOSIT AND TO RECOVER THE RECOVERY LIMIT (AS HEREINAFTER DEFINED), IN WHICH EVENT NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER EXCEPT AS PROVIDED IN SECTIONS 6.1, 9.3 AND 9.9 BELOW, OR (2) ENFORCE SPECIFIC PERFORMANCE OF THIS AGREEMENT. BUYER SHALL NOT HAVE ANY OTHER RIGHTS OR REMEDIES HEREUNDER AS A RESULT OF ANY DEFAULT BY SELLER PRIOR TO CLOSING, AND BUYER HEREBY WAIVES ANY OTHER SUCH REMEDY AS A RESULT OF A DEFAULT HEREUNDER BY SELLER. IF THE SALE IS NOT CONSUMMATED DUE TO ANY DEFAULT BY BUYER HEREUNDER, THEN SELLER SHALL RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES. SELLER HEREBY WAIVES ANY OTHER REMEDY, INCLUDING ANY RIGHT TO RECOVER ANY OTHER DAMAGES FROM BUYER. THE PARTIES HAVE AGREED THAT SELLER’S ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE DUE TO BUYER’S DEFAULT PRIOR TO CLOSING, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN

SUCH EVENT. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. THE FOREGOING IS NOT INTENDED TO LIMIT BUYER’S OBLIGATIONS UNDER SECTIONS 6.1, 9.3 AND 9.9.

INITIALS:	SELLER	POM	BUYER	DR

IF THE SALE OF THE PROPERTY IS NOT CONSUMMATED AND THE FAILURE TO CONSUMMATE IS NOT DUE TO EITHER SELLER’S DEFAULT OR BUYER’S DEFAULT, THIS AGREEMENT SHALL BE DEEMED TERMINATED AND BUYER SHALL RECEIVE A REFUND OF THE DEPOSIT, IN WHICH EVENT NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER EXCEPT AS PROVIDED IN SECTIONS 6.1, 9.3 AND 9.9 BELOW.

(2)           The balance of the Purchase Price, which is Nine Million Five Hundred Sixty Thousand and no/100 Dollars ($9,560,000) (plus or minus the prorations pursuant to Section 8.5 hereof) shall be paid to Seller in cash or other immediately available funds at the consummation of the purchase and sale contemplated hereunder (the “Closing”).

ARTICLE II

DUE DILIGENCE MATERIALS

Section 2.1            Due Diligence Materials.

Subject to the provisions of Section 9.3 hereof, Seller has provided Buyer and its consultants and other agents and representatives with access to the Property to perform Buyer’s inspections and review and determine the present condition of the Property. Seller has delivered or made available to Buyer, copies of all documents, reports, studies, surveys and other materials related to the Property in Seller’s possession (the “Due Diligence Materials”), except that the Due Diligence Materials expressly excludes (i) any reports, presentations, summaries, projections, budgets and the like prepared for any of Seller’s boards, committees, partners, financiers or investors in connection with its consideration of the acquisition of the Real Property, construction of the Improvements, financing of the Property or sale of the Property, (ii) any proposals, letters of intent, draft contracts or the like prepared by or for other prospective purchasers of the Property or any part thereof, (iii) Seller’s internal memoranda, attorney-client privileged materials, internal appraisals; and (iv) any information which is the subject of a confidentiality agreement between Seller and a third party (the items described in clauses (i), (ii) (iii) and (iv) being collectively referred to as the “Confidential Information”).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1            Representations and Warranties of Seller.

Subject to the disclosures contained in Schedule 3.1 attached hereto and made a part hereof (the “Disclosure Items”), Seller hereby makes the following representations and warranties with respect to the Property.

(a)           Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors, (iii) suffered the appointment of a receiver to take possession of all or any part of the Property or all, or substantially all, of Seller’s assets, (iv) suffered the attachment or other judicial seizure of all or any part of the Property or all, or substantially all, of Seller’s assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

(b)           Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”) and any related regulations.

(c)           This Agreement (i) has been, and all documents executed by Seller which are to be delivered to Buyer at Closing will be, duly authorized, executed and delivered by Seller, and (ii) does not and such other documents will not violate any provision of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject. This Agreement constitutes, and all documents executed by Seller which are to be delivered to Buyer at Closing will constitute, the valid and binding agreement of Seller, enforceable in accordance with its terms, except as such enforceability is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally.

(d)           Seller has the power and authority to enter into this Agreement and all documents executed by Seller which are to be delivered to Buyer at Closing and to perform its obligations hereunder and thereunder.

(e)           The only tenant leases, guaranties thereof and any other occupancy agreements, and all amendments and modifications thereof affecting the Property (collectively, the “Leases”)  in force for the Property are set forth in a tenant list attached hereto as Exhibit C and made a part hereof. Seller has not sent any written notice of any default with respect to such Leases or by any tenant under such Leases, which has not been cured. To the best of Seller’s knowledge, Seller has not received any written notice of any default by Seller with respect to such Leases which has not been cured. To the best of Seller’s knowledge, the copies of the Leases that Seller has provided, or will provide, to Buyer are true, correct and complete copies of such Leases.

(f)            Intentionally Omitted.

(g)           To the best of Seller’s knowledge, there is no litigation or governmental proceeding (including, but not limited to any condemnation proceeding) or proceeding to change the zoning classification of the Property or to include the Property in any special governmental district or to exclude the Property from any special governmental district in which it is presently located) pending or threatened with respect to the Property, or with respect to Seller which impairs Seller’s ability to perform its obligations under this Agreement, except for any personal injury or property damage action for which there is adequate insurance coverage. Seller has not commenced any such litigation or governmental proceeding still pending.

(h)           To the best of Seller’s knowledge, Seller has received no written notice from any governmental authority (including, without limitation, regulatory authorities) or other person or entity of any violation of any law applicable to the Property (including, without limitation, any Environmental Law as defined in Section 3.6(a)(2) below) that has not been corrected.

(i)            To the best of Seller’s knowledge, all of the Due Diligence Materials delivered or made available by Seller to Buyer in connection with the Property are true and complete copies of such items in Seller’s possession which are used by Seller in the operation of the Property.

(j)            Seller has been duly organized, validly exists, and is in good standing in the jurisdiction in which it was formed, and, to the extent required by law, is qualified to do business in the state in which the Real Property is located.

(k)           Neither Seller nor any person holding a direct or indirect ownership interest in Seller is described in, covered by or specially designated pursuant to, or affiliated with any person described in, covered by or specially designated pursuant to, any Anti-Terrorism Law or any list issued by any department or agency of the United States of America in connection with any Anti-Terrorism Law. For purposes hereof, Anti-Terrorism Law” shall mean Executive Order 13224, as amended; the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701-06 et seq.; the Iraqi Sanctions Act, Pub.L. 101-513, 104 Stat. 2047-55; the United Nations Participation Act, 22 U.S.C. Section 287c; the Antiterrorism and Effective Death Penalty Act; the International Security and Development Cooperation Act, 22 U.S.C. Section 2349 aa-9; the Terrorism Sanctions Regulations, 31 C.F.R. Part 595; the Terrorism List Governments Sanctions Regulations, 31 C.F.R. Part 596; and the Foreign Terrorist Organizations Sanctions Regulations, 31 C.F.R. Part 597.

(l)            Seller owns, or at Closing will own, the interest in the Leases and Intangible Personal Property to be assigned to Buyer at Closing free and clear of any claims to the Seller’s ownership interest in said Leases and Intangible Personal Property.

Each of the representations and warranties of Seller contained in this Section 3.1:  (1) shall be true in all material respects as of the date of Closing, subject in each case to (A) any Exception Matters (as defined below), (B) the Disclosure Items, and (C) other matters expressly permitted in this Agreement or otherwise specifically approved by Buyer in writing; and (2) shall survive the Closing as provided in Section 3.3 below.

Section 3.2            No Liability for Exception Matters.

As used herein, the term “Exception Matter” shall refer to a matter which would make a representation or warranty of Seller contained in this Agreement untrue or incorrect and which is specifically disclosed to Buyer in writing identified as an Exception Matter or is actually discovered by Buyer before the Closing, including, without limitation, matters disclosed in any tenant estoppel certificate or from interviews with tenants, property managers or any other person. If Buyer first obtains knowledge of any material Exception Matter prior to Closing, Buyer’s sole remedy shall be to terminate this Agreement on the basis thereof, by written notice to Seller within five (5) business days following Buyer’s discovery of such Exception Matter or the Closing, which ever occurs first, in which event the Deposit shall be returned to Buyer, unless within five (5) business days after receipt of such notice or the Closing, whichever first occurs, Seller notifies Buyer in writing that it elects to cure or remedy such Exception Matter. Seller shall be entitled to extend the Closing Date (as defined in Section 8.2 below) for up to ten (10) business days in order to cure or remedy any Exception Matter. Buyer’s failure to give notice within five (5) business days after it has obtained knowledge of a material Exception Matter shall be deemed a waiver by Buyer of such Exception Matter. Seller shall have no obligation to cure or remedy any Exception Matter, unless Seller has notified Buyer of Seller’s election to cure or remedy any Exception Matter (except as specifically provided in Section 4.1(c) hereof). Subject to Buyer’s right to terminate this Agreement as set forth above, if Seller elects not to cure any Exception Matter, Seller shall have no liability whatsoever to Buyer with respect to any Exception Matters, except that if Seller intentionally, or with gross negligence, refused or failed to deliver, or make available to Buyer, Due Diligence Material which would have disclosed an Exception Matter or, if by reason of Seller’s act or omission after the date hereof, a warranty or representation which is true as of the date hereof, becomes untrue, Buyer shall have the right, if it terminates this Agreement, to recover from Seller all of the reasonable, verifiable, third party out of pocket costs incurred by Buyer in negotiating and entering into this Agreement and investigating the Property, not to exceed $50,000 in the aggregate (the “Recovery Limit”). Upon any termination of this Agreement, neither party shall have any further rights or obligations hereunder, except as provided in this Section 3.2 or in Sections 6.1, 9.3 and 9.9 below. If Buyer obtains actual knowledge of any Exception Matter not disclosed by Seller to Buyer in writing before the Closing, but nonetheless elects to proceed with the acquisition of the Property, Seller shall have no liability with respect to such Exception Matter, notwithstanding any contrary provision, covenant, representation or warranty contained in this Agreement or in any Other Documents (as defined in Section 9.19 below).

Section 3.3            Survival of Representations and Warranties of Sale.

The representations and warranties of Seller contained herein or in any Other Documents shall survive for a period of nine (9) months after the Closing. Any claim which Buyer may have at any time against Seller for a breach of any such representation or warranty, whether such breach is known or unknown, which is not specifically asserted by written notice to Seller within such nine (9) month period, shall not be valid or effective, and Seller shall have no liability with respect thereto.

Section 3.4            Seller’s Knowledge.

For purposes of this Agreement and any document delivered at Closing, whenever the phrase “to the best of Seller’s knowledge” or the “knowledge” of Seller or words of similar import are used, they shall be deemed to mean and are limited to the current actual knowledge only of Robert Coulman, at the times indicated only, and not any implied, imputed or constructive knowledge of such individual(s) or of Seller or any Seller Related Parties (as defined in Section 3.7 below), and without any independent investigation or inquiry having been made or any implied duty to investigate, make any inquiries or review the Due Diligence Materials. Seller represents and warrants to Buyer that Robert Coulman is Seller’s employee with primary responsibility for operations of the Property and the person with the greatest knowledge of the matters stated in Seller’s representations and warranties set forth in Section 3.1 above. Furthermore, it is understood and agreed that such individual(s) shall have no personal liability for the untruth or incorrectness of any representation or warranty of Seller.

Section 3.5            Representations and Warranties of Buyer.

Buyer represents and warrants to Seller as follows:

(a)           This Agreement and all documents executed by Buyer which are to be delivered to Seller at Closing do not and at the time of Closing will not violate any provision of any agreement or judicial order to which Buyer is a party or to which Buyer is subject.

(b)           Buyer has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Buyer’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Buyer’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Buyer’s assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

(c)           Buyer has been duly organized, validly exists and is in good standing in the state in which it was formed, and is qualified to do business in the state in which the Real Property is located to the extent such qualification is required by the laws of such state. This Agreement has been, and all documents executed by Buyer which are to be delivered to Seller at Closing will be, duly authorized, executed and delivered by Buyer. This Agreement constitutes, and all documents executed by Buyer which are to be delivered to Seller at Closing will constitute, the valid and binding agreement of Buyer, enforceable in accordance with its terms, except as such enforceability is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally.

(d)           Neither Buyer nor any person holding a direct or indirect ownership interest in Buyer is described in, covered by or specially designated pursuant to, or affiliated with any person described in, covered by or specially designated pursuant to, any Anti-Terrorism Law or any list issued by any department or agency of the United States of America in connection with any Anti-Terrorism Law.

Each of the representations and warranties of Buyer contained in this Section shall be deemed remade by Buyer as of the Closing and shall survive the Closing. The representations and warranties of Buyer contained in this Agreement shall survive for a period of nine (9) months after the Closing. Any claim which Seller may have at any time against Buyer for a breach of any such representation or warranty, whether such breach is known or unknown, which is not specifically asserted by written notice to Buyer within such nine (9) month period, shall not be valid or effective, and Buyer shall have no liability to Seller with respect thereto.

Section 3.6            Buyer’s Independent Investigation.

(a)           Buyer acknowledges and agrees that it has been given a full opportunity to inspect and investigate each and every aspect of the Property, either independently or through agents of Buyer’s choosing, including, without limitation:

(1)           All matters relating to title and survey, together with all governmental and other legal requirements such as taxes, assessments, zoning, use permit requirements and building codes.

(2)           The physical condition and aspects of the Property, including, without limitation, the interior, the exterior, the square footage within the improvements on the Real Property and within each tenant space therein, the structure, seismic aspects of the Property, the foundation, roof, paving, parking facilities, utilities, and all other physical and functional aspects of the Property and including the opportunity to examine the physical condition of the Property for the presence or absence of Hazardous Materials, as defined below. For purposes of this Agreement, “Hazardous Materials” shall mean inflammable explosives, radioactive materials, asbestos, asbestos–containing materials, polychlorinated biphenyls, lead, lead-based paint, radon, under and/or above ground tanks, hazardous materials, hazardous wastes, hazardous substances, oil, or related materials, which are listed or regulated in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 6901, et seq.), the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), the Clean Water Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (14 U.S.C. Section 1401, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), and the Toxic Substance Control Act (15 U.S.C. Section 2601, et seq.)  (collectively, “Environmental Laws”).

(3)           Any easements and/or access rights affecting the Property.

(4)           The Leases, including, without limitation, the ability of the tenants to pay the rent and the economic viability of the tenants.

(5)           Intentionally Omitted.

(6)           All other matters of material significance affecting the Property.

(b)           Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Buyer in connection with the transaction contemplated hereby. Buyer acknowledges and agrees that all materials, data and information delivered by Seller to Buyer in connection with the transaction contemplated hereby are provided to Buyer as a convenience only and that any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of

Buyer, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, Buyer acknowledges and agrees that (a) any environmental or other report with respect to the Property which is delivered by Seller to Buyer shall be for general informational purposes only, (b) Buyer shall not have any right to rely on any such report delivered by Seller to Buyer, but rather will rely on its own inspections and investigations of the Property and any reports commissioned by Buyer with respect thereto, and (c) neither Seller, any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Buyer shall have any liability to Buyer for any inaccuracy in or omission from any such report.

(c)           EXCEPT AS EXPRESSLY SET FORTH IN SECTION 3.1 ABOVE AND ELSEWHERE IN THIS AGREEMENT AND THE DOCUMENTS DELIVERED BY SELLER TO BUYER AT CLOSING, BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT SELLER IS SELLING AND BUYER IS PURCHASING THE PROPERTY ON AN “AS IS WITH ALL FAULTS” BASIS AND THAT BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ANY SELLER RELATED PARTIES, OR THEIR AGENTS OR BROKERS, OR ANY OTHER PERSON ACTING OR PURPORTING TO ACT ON BEHALF OF SELLER, AS TO ANY MATTERS CONCERNING THE PROPERTY, INCLUDING WITHOUT LIMITATION:  (i) the quality, nature, adequacy and physical condition and aspects of the Property, including, but not limited to, the structural elements, seismic aspects of the Property, foundation, roof, appurtenances, access, landscaping, parking facilities and the electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances, the square footage within the improvements on the Real Property and within each tenant space therein, (ii) the quality, nature, adequacy, and physical condition of soils, geology and any groundwater, (iii) the existence, quality, nature, adequacy and physical condition of utilities serving the Property, (iv) the development potential of the Property, and the Property’s use, habitability, merchantability, or fitness, suitability, value or adequacy of the Property for any particular purpose, (v) the zoning or other legal status of the Property or any other public or private restrictions on use of the Property, (vi) the compliance of the Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or quasi-governmental entity or of any other person or entity, (vii) the presence of Hazardous Materials on, under or about the Property, (viii) the quality of any labor and materials used in any improvements on the Real Property, (ix) the condition of title to the Property, (x) the Leases or other documents or agreements affecting the Property, or any information contained in any rent roll furnished to Buyer for the Property, (xi) the value, economics of the operation or income potential of the Property, or (x) any other fact or condition which may affect the Property, including without limitation, the physical condition, value, economics of operation or income potential of the Property. In addition, Seller shall have no legal obligation to apprise Buyer regarding any event or other matter involving the Property which occurs after the Effective Date, unless and until an event or other matter which would cause Seller to be unable to remake any of its representations or warranties contained in this Agreement occurs. Notwithstanding the foregoing, Seller agrees to deliver subsequent Due Diligence Materials (if any) to Buyer as such Due Diligence Materials come into Seller’s possession.

Section 3.7            Release.

Without limiting the above, and subject to the representations and warranties of Seller contained in Section 3.1 hereof and elsewhere in this Agreement and the documents delivered by Seller to Buyer at Closing. Buyer on behalf of itself and its successors and assigns waives its right to recover from, and forever releases and discharges, Seller, Seller’s affiliates, Seller’s investment advisor, the partners, trustees, beneficiaries, shareholders, members, managers, directors, officers, employees and agents and representatives of each of them, and their respective heirs, successors, personal representatives and assigns (collectively, the “Seller Related Parties”), from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, court costs and attorneys’ fees and disbursements), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with (i) the physical condition of the Property including, without limitation, all structural and seismic elements, all mechanical, electrical, plumbing, sewage, heating, ventilating, air conditioning and other systems, the environmental condition of the Property and the presence of Hazardous Materials on, under or about the Property, or (ii) any law or regulation applicable to the Property, including, without limitation, any Environmental Law and any other federal, state or local law.

Section 3.8            Survival.

The provisions of this Article III shall survive the Closing subject to the limitations and qualifications contained in such provisions and in Sections 9.11 and 9.19 hereof.

ARTICLE IV

TITLE

Section 4.1            Conditions of Title.

(a)           Seller has delivered to Buyer a preliminary title report or commitment (the “Title Report”) from the Title Company, together with copies of all underlying documents relating to title exceptions referred to therein. Seller has previously furnished to Buyer any existing survey of the Property in Seller’s possession. Buyer has ordered a plat or survey of the Property or an update thereto from a duly licensed surveyor (the “Survey”). Buyer shall provide Seller with a copy of the Survey, which shall be certified to the Title Company and Buyer. Buyer shall pay the entire cost of the Survey. If Closing does not occur, and Seller is not in default hereunder, Buyer shall, if Seller so requests, assign, without warranty or recourse, to Seller all contract rights Buyer has with the surveyor and Seller shall reimburse Buyer for the cost of the Survey.

(b)           Buyer has heretofore furnished Seller with a written statement of objections to the title to the Property, including, without limitation, any objections to any matter shown on the Survey (collectively, “Objections”) as set forth in Schedule 4.1(b) hereof. In the event the Title Company amends or updates the Title Report after the Title Review Date (each, a “Title Report Update”), Buyer shall furnish Seller with a written statement of Objections to any matter first raised in a Title Report Update within five (5) business days after its receipt of such Title Report Update (each, a “Title Update Review Period”). Should Buyer fail to notify Seller in writing of any Objections first disclosed in a Title Report Update prior to the Title Update Review Period, Buyer shall be deemed to have approved such matters which shall be considered to be “Conditions of Title” as defined in Section 4.1(e) below.

(c)           Seller shall have the right, but not the obligation, except as provided below in this Section 4.1(c), to elect to cure any such matter by giving written notice to Buyer (“Seller’s Response”), within five (5) business days after the date hereof (“Seller’s Response Period”), and may extend the Closing Date for up to ten (10) business days to allow such cure. If Seller does not give any Seller’s Response, Seller shall be deemed to have elected not to cure any such matters. Notwithstanding the foregoing, Seller shall in any event be obligated to cure all matters or items (i) that are mortgage or deed of trust liens or security interests against the Property, in each case granted by Seller or prior owners of the Property (and not tenants of the Property or other third parties), (ii) real estate tax liens, other than liens for taxes and assessments not yet delinquent, (iii) that have been voluntarily placed or permitted against the Property by Seller (and not tenants of the Property or other third parties) after the date of this Agreement and (iv) that are mechanic’s, materialman’s or similar liens (unless resulting from any act or omission of Buyer or any of its agents, contractors, representatives or employees or any tenant of the Property). Seller shall be entitled to apply the Purchase Price towards the payment or satisfaction of such liens, and may cure any Objection by causing the Title Company to insure against collection of the same out of the Property. More specifically, Seller shall be required to obtain Title Company endorsements against liens arising by reason of tenants’ acts or omissions, if the Title Company will issue such endorsements based on Seller’s indemnity without requirement of a monetary deposit. In the event Seller cannot obtain such endorsements by Closing, Buyer may either (x) proceed to Closing without Seller’s failure to obtain such endorsements being a default by Seller under this Agreement or (y) terminate this Agreement, in which event, the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations hereunder, except as provided in Sections 4.1(d), 6.1, 9.3 and 9.9 below.

(d)           If (i) Seller elects (or is deemed to have elected) not to cure any Objections raised in any notice timely delivered by Buyer to Seller pursuant to Section 4.1(b), or if (ii) Seller notifies Buyer that it elects to cure any such Objection but then does not for any reason effect such cure on or before the Closing Date as it may be extended hereunder, then Buyer, as its sole and exclusive remedy, shall have the option of terminating this Agreement by delivering written notice thereof to Seller within three (3) business days after (as applicable) (A) its receipt of Seller’s Response stating that Seller will not cure any such Objection or (B) the expiration of Seller’s Response Period if Seller does not deliver a Seller’s Response or (C) Seller’s failure to cure by the Closing Date (as it may be extended hereunder) any Objection which Seller has previously elected to cure pursuant to a Seller’s Response. In the event of such a termination, the Deposit shall be returned to Buyer, and neither party shall have any further rights or obligations hereunder except as provided in Sections 6.1, 9.3 and 9.9 below. In addition, in the event Buyer terminates this Agreement pursuant to the events listed in clause (ii) or as set forth in the last sentence of Section 4.1(c), Buyer shall have the right to recover from Seller all of the reasonable, verifiable, third-party out of pocket costs incurred by Buyer in negotiating and entering into this Agreement and investigating the Property, not to exceed the Recovery Limit in the aggregate. If no such termination notice is timely received by Seller hereunder, Buyer shall be deemed to have waived all such Objections in which event those Objections shall become “Conditions of Title” under Section 4.1(e). If the Closing is not consummated due to Buyer’s default hereunder, Buyer shall be responsible for any title or escrow cancellation charges.

(e)           At the Closing, Seller shall convey title to the Property to Buyer by deed in the form of Exhibit D attached hereto (the “Deed”) subject to no exceptions other than:

(i)            Interests of tenants in possession under the Leases;

(ii)           Specific matters created by or with the written consent of Buyer;

(iii)          Non-delinquent liens for real estate taxes and assessments; and

(iv)          Any exceptions disclosed by the Title Report and any Title Report Update which is approved or deemed approved by Buyer in accordance with this Article IV above.

All of the foregoing exceptions shall be referred to collectively as the “Conditions of Title.”  Subject to the terms and conditions contained elsewhere in this Agreement, by acceptance of the Deed and the Closing of the purchase and sale of the Property, (x) Buyer agrees that it shall acquire the Property subject to any obligations of the owner of the Property from and after the Closing set forth in the Conditions of Title, and (y) Buyer agrees that Seller shall have conclusively satisfied its obligations with respect to title to the Property. The provisions of this Section shall survive the Closing.

Section 4.2            Evidence of Title.

Delivery of title in accordance with the foregoing shall be evidenced by the willingness (as reasonably determined by Buyer) of the Title Company to issue, at Closing, its Owner’s ALTA Policy of Title Insurance in the amount of the Purchase Price showing title to the Real Property vested in Buyer, subject to the Conditions of Title (the “Title Policy”). The Title Policy may contain the endorsements set forth in Schedule 4.1(b) and issuance of such endorsements shall be a condition to Buyer’s obligations hereunder. Buyer shall pay the costs for all such endorsements. Seller shall have no obligation to provide any endorsements (except endorsements procured by Seller to cure Objections Seller is required or elects to cure hereunder) or any indemnity or agreement to the Title Company or Buyer to support the issuance of the Title Policy except indemnities and agreements customarily provided by sellers of commercial properties in the Chicago metropolitan area, such as, without limitations, an affidavit and/or indemnity as to the existing tenants of the Property and any ongoing construction work at the Property and the absence of any claims or basis for claims for any mechanic’s, materialman’s or similar liens.

ARTICLE V

RISK OF LOSS AND INSURANCE PROCEEDS

Section 5.1            Minor Loss.

Buyer shall be bound to purchase the Property for the full Purchase Price as required by the terms hereof, without regard to the occurrence or effect of any damage to the Property or destruction of any improvements thereon or condemnation of any portion of the Property, provided that:  (a) the cost to repair any such damage or destruction does not exceed Four Hundred Thousand and no/100 Dollars ($400,000.00) in the estimate of an architect or contractor selected by Seller and reasonably acceptable to Buyer or in the case of a condemnation, the diminution in the value of the remaining Property as a result of a partial condemnation is not material (as hereinafter defined) and (b) upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible, less any sums reasonably expended by Seller toward the collection of such proceeds or awards or to protect the Property from further damage. In addition, if any applicable laws or provisions of any Leases or other contractual obligations of Seller require Seller to commence restoration or repair of the Property prior to the Closing, Seller and Buyer shall negotiate reasonably and in good faith and agree upon the procedure, plans and specifications, contractor and construction contract, and schedule for the making of such restoration or repair of the Property, in which event the sums thereafter expended by Seller in making such restoration or repair of the Property shall be deducted from the credit to Buyer against the Purchase Price at the Closing. If the consent or approval of any lender then holding a mortgage that encumbers the Property is required with respect to the plans and specifications, contractor, construction contract and/or schedule for making such restoration or repair of the Property, Seller shall be responsible for obtaining such consent or approval. If Seller is not required by any applicable laws or provisions of any Leases or other contractual obligations of Seller to commence restoration or repair of the Property prior to the Closing, then Seller shall not make any restoration or repair of the Property without Buyer’s prior written consent, which Buyer may withhold in its sole and absolute discretion. If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, except to the extent needed to reimburse Seller for sums expended to collect such proceeds or awards or to repair or restore the Property as set forth above and Seller shall retain the rights to such proceeds and awards to such extent.

Section 5.2            Major Loss.

If the cost to repair the damage or destruction as specified above equals or exceeds Four Hundred Thousand and no/100 Dollars ($400,000.00) in the estimate of an architect or contractor selected by Seller and reasonably acceptable to Buyer or the diminution in the value of the remaining Property as a result of a condemnation is material, then Buyer may, at its option to be exercised within five (5) business days of Seller’s notice of the occurrence of the damage or destruction or the commencement of condemnation proceedings, either terminate this Agreement or consummate the purchase for the full Purchase Price as required by the terms hereof. If Buyer elects to terminate this Agreement by delivering written notice thereof to Seller or fails to give

Seller notice within such five (5) business day period that Buyer will proceed with the purchase, then this Agreement shall terminate, the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations hereunder except as provided in Sections 6.1, 9.3 and 9.9 below. If Buyer elects to proceed with the purchase, then upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible, less any sums reasonably expended by Seller toward the collection of such proceeds or awards or to protect the Property from further damage. In addition, if any applicable laws or provisions of any Leases or other contractual obligations of Seller require Seller to commence restoration or repair of the Property prior to the Closing, Seller and Buyer shall negotiate reasonably and in good faith and agree upon the procedure, plans and specifications, contractor and construction contract, and schedule for the making of such restoration or repair of the Property, in which event the sums thereafter expended by Seller in making such restoration or repair of the Property shall be deducted from the credit to Buyer against the Purchase Price at the Closing. If the consent or approval of any lender then holding a mortgage that encumbers the Property is required with respect to the plans and specifications, contractor, construction contract and/or schedule for making such restoration or repair of the Property, Seller shall be responsible for obtaining such consent or approval. If Seller is not required by any applicable laws or provisions of any Leases or other contractual obligations of Seller to commence restoration or repair of the Property prior to the Closing, then Seller shall not make any restoration or repair of the Property without Buyer’s prior written consent, which Buyer may withhold in its sole and absolute discretion. If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, except to the extent needed to reimburse Seller for sums expended to collect such proceeds or awards or to repair or restore the Property as set forth above and Seller shall retain the rights to such proceeds and awards to such extent at Closing. A condemnation shall be deemed material if any portion of any net rentable area of the Property or any parking is taken, or the existing access to the Property is materially and adversely affected, permanently, or for any period longer than sixty (60) days, or if such condemnation shall entitle any tenant under the Leases to terminate its lease.

ARTICLE VI

BROKERS AND EXPENSES

Section 6.1            Brokers.

Each party represents and warrants to the other that it has not contracted with or engaged any broker or finder in connection with this transaction except for CB Richard Ellis, Inc. (“Seller’s Broker”), which has been engaged by Seller. At Closing, Seller shall pay the commission due, if any, to Seller’s Broker, which shall be paid pursuant to a separate agreement between Seller and Seller’s Broker. If any other person brings a claim for a commission or finder’s fee based upon any contract with or engagement by Buyer or Seller, then the party through whom such person makes his claim shall defend the other party (the “Indemnified Party”) from such claim, and shall indemnify the Indemnified Party and hold the Indemnified Party harmless from any and all costs, damages, claims, liabilities or expenses (including without limitation, court costs and reasonable attorneys’ fees and disbursements) incurred by the

Indemnified Party in defending against the claim. The provisions of this Section 6.1 shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement.

Section 6.2            Expenses.

Except as provided in Article IV above, and Sections 8.5(a) (vi) and 9.5 below, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

ARTICLE VII

LEASES AND OTHER AGREEMENTS

Section 7.1            Buyer’s Approval of New Leases and Agreements Affecting the Property.

Between the Effective Date and the Closing, Seller shall continue to lease the Property in the same manner as before the making of this Agreement, the same as though Seller were retaining the Property provided that Seller shall not enter into any new Lease or other agreement affecting the Property, or modify or terminate any existing Lease or other agreement affecting the Property, which will be binding on the Property or Buyer after Closing, except as required under any Lease and except for agreements which are terminable on no more than sixty (60) days’ notice without payment of any penalty or fee or other cost to Seller or Buyer, without first obtaining Buyer’s approval of the proposed action, which Buyer may withhold in its sole discretion. If Buyer fails to give Seller notice of its approval or disapproval of any such proposed action requiring its approval under this Section 7.1 within three (3) business days after Buyer receives Seller’s notice of Seller’s desire to take such action, then Buyer shall be deemed to have given its approval. Any new Lease or other agreement or amendment shall be on Seller’s standard forms for such documents.

Section 7.2            Tenant Improvement Costs, Leasing Commissions and Concessions.

With respect to any new Lease or Lease modification entered into by Seller between November 1, 2006 and the Closing Date, and with respect to any renewal or extension of any Lease, whether through the exercise of an option or otherwise, occurring between such date and the Closing Date, the costs of all tenant improvement work required to be paid or provided by the landlord, leasing commissions, grants of any free rent period or other concessions to the tenant shall be prorated over the term of the lease, renewal or extension. Seller’s share of such costs shall be based on the portion of the lease term, renewal or extension, as the case may be, occurring prior to Closing, which amount shall be a credit against the Purchase Price, and Buyer shall be responsible for the remainder of such costs. Buyer shall reimburse Seller for all such costs incurred by Seller to the extent Buyer is obligated therefor pursuant to the provisions hereof. Pursuant to the Assignment of Leases Buyer shall assume any then outstanding obligations with respect to such tenant improvements, leasing commissions and concessions. The provisions of this Section shall survive the Closing.

Section 7.3            Tenant Notices.

At the Closing, Seller shall furnish Buyer with a signed notice to be given to each tenant of the Property. The notice shall disclose that the Property has been sold to Buyer, that, after the Closing, all rents should be paid to Buyer and that Buyer shall be responsible for the entire tenant’s security deposit. The form of the notice shall be otherwise reasonably acceptable to the parties.

Section 7.4            Maintenance of Improvements and Operation of Property; Removal of Tangible Personal Property.

Seller agrees to keep its current property insurance covering the Property in effect until the Closing, Seller shall maintain all Improvements in their present condition (ordinary wear and tear and casualty excepted), and shall operate and manage the Property in a manner consistent with Seller’s practices in effect prior to the Effective Date, provided that Seller shall in no event be obligated to make any capital expenditures, except for those that are required to comply with any of the Leases or any applicable laws. Seller shall not remove any Tangible Personal Property, except as may be required for necessary repair or replacement, and replacement shall be of substantially equal or better quality and quantity as the removed item of Tangible Personal Property.

Section 7.5            Intentionally Omitted.

Section 7.6            Service Contracts.

All contracts pertaining to the operation of the Property, including all management, leasing, service and maintenance agreements and equipment leases in effect for the Property are hereinafter referred to as the “Service Contracts”. Seller is not assigning to Buyer, and Buyer is not assuming from Seller, any of the Service Contracts, all of which Seller shall cancel effective as of the Closing.

ARTICLE VIII

CLOSING AND ESCROW

Section 8.1            Intentionally Omitted.

Section 8.2            Closing.

The Closing hereunder shall be held and delivery of all items to be made at the Closing under the terms of this Agreement and pursuant to escrow instructions using the Title Company’s usual form of deed and money escrow, modified as necessary to conform to the terms of this Agreement, at the offices of the Title Company or as otherwise mutually agreed commencing at 11:00 a.m. local time on February 1, 2007, or such other date and time as Buyer and Seller may mutually agree upon in writing (the “Closing Date”).

Section 8.3            Deposit of Documents.

(a)           At or before the Closing, Seller shall deposit into escrow the following items:

(1)           the duly executed and acknowledged Deed in the form attached hereto as Exhibit D conveying the Real Property to Buyer subject to the Conditions of Title;

(2)           four (4) duly executed counterparts of the Bill of Sale in the form attached hereto as Exhibit E (the “Bill of Sale”);

(3)           four (4) duly executed counterparts of an Assignment and Assumption of Leases in the form attached hereto as Exhibit F pursuant to the terms of which Buyer shall assume all of Seller’s obligations under the Leases from and after the Closing Date (the “Assignment of Leases”);

(4)           four (4) duly executed counterparts of an Assignment of Intangible Property in the form attached hereto as Exhibit G pursuant to the terms of which Buyer shall assume all of Seller’s obligations from and after the Closing Date under any documents and agreements evidencing the Intangible Property (the “Assignment of Intangible Property”); and

(5)           an affidavit pursuant to Section 1445(b)(2) of the Code, and on which Buyer is entitled to rely, that Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code.

(b)           At or before Closing, Buyer shall deposit into escrow the following items:

(1)           immediately available funds necessary to close this transaction, including, without limitation, the Purchase Price (less the Deposit and interest thereon net of investment fees, if any, and less the amount, if any, deposited in escrow pursuant to the terms of Section 9.20) and funds sufficient to pay Buyer’s closing costs and share of prorations hereunder;

(2)           four (4) duly executed counterparts of the Bill of Sale; and

(3)           four (4) duly executed counterparts of the Assignment of Leases; and

(4)           four (4) duly executed counterparts of the Assignment of Intangible Property.

(c)           At least one (1) business days prior to Closing, Seller and Buyer shall sign and deliver to the Title Company a closing statement prepared by the Title Company, which may be signed in facsimile or electronic mail counterparts. Seller and Buyer shall each execute and deposit such transfer tax declarations and such other instruments as are reasonably required by the Title Company or otherwise required to close the escrow and consummate the acquisition of the Property in accordance with the terms hereof. Seller and Buyer hereby designate Title Company as the “Reporting Person” for the transaction pursuant to Section 6045(e) of the Code and the regulations promulgated thereunder and agree to execute such documentation as is reasonably necessary to effectuate such designation.

(d)           On the Closing Date, Seller shall deliver or make available at the Property to Buyer: originals of the Leases to the extent in Seller’s possession, or copies of any Leases not in Seller’s possession together with an affidavit from Seller as to such copies being true and complete copies of the applicable Lease(s), copies of the tenant correspondence files and originals of other Due Diligence Materials only copies of which had been previously delivered to Buyer, and originals of any other items which Seller was required to furnish Buyer copies of or make available at the Property pursuant to Sections 2.1(b) or (e) above, to the extent in Seller’s possession, including Seller’s general ledger, but excluding other internal books or records which shall be retained by Seller. Seller shall deliver possession of the Property to Buyer as required hereunder. Seller shall deliver to Buyer or make available at the Property on the Closing Date keys to the Property as are in Seller’s possession to the knowledge of Seller.

Section 8.4            Estoppel Certificates.

(a)           If in accordance with Article II of this Agreement Buyer elects to proceed with the purchase of the Property, then Seller shall use commercially reasonable efforts to obtain estoppel certificates from each tenant of the Property substantially in the form attached hereto as Exhibit H or, if a tenant’s lease requires a different form, in the form required by the tenant’s lease, or as otherwise provided in this paragraph below. It shall be a condition to Buyer’s obligation to close the sale and purchase of the Property that on or before the Closing, Buyer receives a signed estoppel certificate substantially in such form from tenants occupying at least seventy-five percent (75%) of the area of the Property and the Other Property as hereinafter defined actually rented to tenants (the “Estoppel Threshold”) which must include estoppel certificates from all tenants of the Property and the Other Property who lease at least 10,000 sq. ft. in the Property or the Other Property. All estoppel certificates shall be dated no more than forty-five (45) days prior to the Closing Date.

(b)           If Seller is unable to obtain and deliver sufficient tenant estoppel certificates as required under Section 8.4(a), or if the certificates received by Buyer contain material information or omissions unacceptable to Buyer in its reasonable discretion and Buyer objects thereto by written notice to Seller within two (2) business days after receipt by Buyer of the objectionable estoppel, but in any event on or before the Closing Date, then Seller will not be in default by reason thereof, and Seller may elect to extend the Closing Date by up to ten (10) business days in order to satisfy the requirement. A “knowledge” qualifier in paragraph 7 of Exhibit H shall be acceptable to the Buyer. If Seller still cannot satisfy the requirement at the end of such extended period, then Buyer may, by written notice given to Seller before the Closing, elect to terminate this Agreement and receive a refund of the Deposit or waive said condition. If Buyer so elects to terminate this Agreement, neither party shall have any further rights or obligations hereunder except as provided in Section 6.1 above and Sections 9.3 and 9.9 below. If no such notice is delivered by Buyer, Buyer shall be deemed to have waived such condition.

Section 8.5            Prorations.

(a)           (i)            Rents, including, without limitation, percentage rents, if any, and any additional charges and expenses payable by tenants under Leases, all as and when actually collected; water, sewer and utility charges; amounts payable under any agreements or documents that are intended to remain in effect after the Closing; annual permits and/or inspection fees (calculated on the basis of the period covered); and any other expenses of the operation and maintenance of the Property (including, without limitation, expenses prepaid by Seller and expenses already paid by Seller but which are being amortized over time by Seller and with respect to which Seller shall receive a credit at Closing in the amount of the prepaid or unamortized portion thereof), shall all be prorated as of 12:01 a.m. on the date of Closing (i.e., Buyer is entitled to the income and responsible for the expenses of the day of Closing), on the basis of a 365-day year. Buyer shall pay or reimburse Seller for the tenant improvement costs, leasing commissions, free rent and other concessions, as provided in Section 7.2 and Seller shall credit Buyer for the tenant improvements costs, leasing commissions, free rent and other concessions, as provided in Section 7.2. Anything herein contained to the contrary notwithstanding, there shall be no proration of real property taxes for the years 2006 or 2007, payable in 2007 and 2008, respectively. Buyer shall purchase the Property subject to the lien of such real property taxes, shall pay such real property taxes when due with no recourse to Seller. In addition, Buyer agrees not to invoice, or attempt to collect from, any tenant of the Property who is a tenant under a Lease where Seller (rather than some prior owner of the Property) is the landlord for 2006 real property taxes payable in 2007. Seller will furnish the tenants under the Leases with the 2007 budget of expenses prior to December 31, 2006 and the invoices submitted by Seller to the tenants under the Leases for rent and other amounts due Seller on January 1, 2007 shall reflect the expense shown in the 2007 budget.

(ii)           All rents collected after the Closing shall be applied and paid as provided in this Section 8.5(a). If a tenant shall specifically designate a payment as being attributable to a specific period of time or for a specific purpose, including, without limitation, for operating expenses or real estate tax payments which were not paid or were underpaid by such tenant or for reimbursement for work performed by Seller on the tenant’s premises, such payment shall be so applied. If there is no such designation, any payment received from a tenant after Closing shall be deemed a payment of rent due after the Closing until the tenant is current on rents and sums due under the applicable Lease on or after the Closing, and then such payments shall be paid to Seller to the extent of any rent or other sums owing to Seller for periods prior to Closing. Buyer shall use reasonable efforts to collect such rents and other sums owing to Seller, but shall have no obligation to threaten or pursue any eviction or collection proceedings against any tenant. Seller retains the right to collect any such rents and other sums (including payments due Seller on account of the reconciliation of 2006 expenses as provided in Section 8.5(a) (iii)) from tenants after Closing; provided, however, that Seller shall have no right to cause any such tenant to be evicted or to threaten any tenant with eviction or to exercise any other landlord remedy against such tenant other than to sue for collection.

(iii)          Reconciliation of insurance charges and other expenses (including taxes) owed by tenants under Leases for 2006 shall be prepared by Seller in accordance with the requirements set forth in the Leases. Seller agrees to promptly pay what is due tenants by reason of such reconciliation and shall be entitled to all amounts due from tenants on account of such reconciliation for 2006. Reconciliation of insurance charges and other expenses owed by tenants under Leases for 2007 shall be prepared by Buyer in accordance with the requirements set forth in the Leases. Buyer agrees to promptly pay what is due tenants by reason of such reconciliation and shall be entitled to all amounts due from tenants on account of such reconciliation for 2007. There shall be no such reconciliation between Seller and Buyer with respect to 2007 expenses and Buyer shall be solely responsible to tenants on account of reconciliation of 2007 expenses and shall be solely entitled to any payments owed by tenants on account thereof.

(iv)          The amount of any cash security deposits held by Seller under Leases shall be credited against the Purchase Price (and Seller shall be entitled to retain such cash security deposits). Seller shall cause all necessary documents (as reasonably determined by Buyer) and fees necessary to transfer security deposits held in the form of letters of credit to be deposited by Seller in escrow on or before the date of Closing, to be delivered to Buyer upon Closing. Seller agrees to co-operate with Buyer post-Closing to effectuate the transfer of security deposits held in the form of letters of credit. Seller shall receive credits at Closing for the amount of any assignable utility or other deposits with respect to the Property. Buyer shall cause all utilities to be transferred into Buyer’s name and account at the time of Closing.

(v)           Seller and Buyer hereby agree that if any of the aforesaid prorations and credits cannot be calculated accurately on the Closing Date or in the case of rents or other charges payable by tenants, such amount have not been collected, then the same shall be calculated as soon as reasonably practicable after the Closing Date or the date such amounts have been collected, and either party owing the other party a sum of money based on such subsequent proration(s) or credits shall pay said sum to the other party within thirty (30) days thereafter. Any amounts not paid within such thirty (30) day period shall bear interest from the date actually received by the payor until paid at the greater of (i) the rate of ten percent (10%) per annum or (ii) the prime rate (or base rate) reported from time to time in the

“Money Rates” column or section of The Wall Street Journal as being the base rate on corporate loans at larger United States money center commercial banks plus two (2) percent. Upon request of either party, the parties shall provide a detailed and accurate written statement signed by such party confirming the payments received by such party from tenants from and after Closing and to the manner in which such payments were applied, and shall make their books and records available for inspection by the other party during ordinary business hours upon reasonable advance notice.

(vi)          Seller agrees to pay (i) ½ the Title Company’s escrow and/or closing fees (including ½ of the so-called New York Style Closing Fee), (ii) the cost of the Title Report in the amount of the Purchase Price, including the cost of Extended Coverage over all five general exceptions and including the cost of any endorsements procured by Seller to cure any Objections which Seller is obligated or permitted (and elects to) cure hereunder, (iii) state and county transfer taxes and (iv) all recording fees and other costs as provided herein with respect to clearing Seller’s title. Buyer agrees to pay (i) ½ the Title Company’s escrow and/or closing fees (including ½ of the so-called New York Style Closing Fee, (ii) the cost of title insurance beyond the costs to be paid by the Seller, including the cost of any endorsements to the required by Buyer other than extended coverage, (iii) all recording fees and taxes with respect to the Deed, (iv) all costs of Buyer’s physical inspections of the Property (environmental, engineering and so forth) and other due diligence activities, (v) all municipal transfer taxes, payable in connection with this transaction, and (vi) all costs of Survey. Except as otherwise specifically provided for in this Agreement, each party is responsible for its own attorneys’ and other professional fees. All other closing costs shall be allocated in accordance with the prevailing local custom.

(b)           The parties will execute and deliver any required transfer or other similar tax declarations to the appropriate governmental entity at Closing.

(c)           The provisions of this Section 8.5 shall survive the Closing.

ARTICLE IX

MISCELLANEOUS

Section 9.1            Notices.

Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by facsimile transmission with written evidence confirming transmission, (d) by electronic mail, or (e) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be addressed as follows:

To Buyer:	Alliance Commercial Partners, LLC 165 South Union Boulevard, Suite 510 Lakewood, CO 80228 Attention: Mr. Douglas McCormick Fax No.: (303) 986-7990 E-Mail Address: dougm@alliancecp.com

with a copy to:	Holme Roberts & Owen LLP 1700 Lincoln Street Suite 4100 Denver, CO 80203-4541 Attention: Mr. Bruce L. Likoff Fax No.: (303) 866-0345 E-Mail Address: bruce.likoff@hro.com

To Seller:

NewTower Trust Company, a Maryland
chartered trust company, formerly known
as Riggs National Bank of Washington D.C.,
as Trustee of the NewTower Trust Company
Multi-Employer Property Trust, a collective
investment fund operating under 12 C.F.R.
Section 9.18
c/o Kennedy Associates Real Estate Counsel, LP
2400 Financial Center
Seattle, Washington  98161-1085
Attention:  Mr. Richard Hass, Senior Vice President
Fax No.: 206-694-8826
E-Mail Address: richh@KennedyUSA.com

with a copy to:	Seyfarth Shaw LLP 131 South Dearborn Street, Suite 2400 Chicago, IL 60603 Attention: Mr. Michael D. Miselman Fax No.: (312) 460-7635 E-Mail Address: mmiselman@seyfarth.com or to such other address as either party may from time to time specify in writing to the other party. Any notice shall be effective only upon receipt or the date of written evidence that acceptance of delivery has been refused.

Section 9.2            Entire Agreement.

This Agreement, together with the Exhibits and schedules hereto, contains all representations, warranties and covenants made by Buyer and Seller and constitutes the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Agreement together with the Exhibits and schedules hereto.

Section 9.3            Entry and Indemnity.

In connection with any entry by Buyer, or its agents, employees or contractors onto the Property, Buyer shall give Seller reasonable advance notice of such entry and shall conduct such entry and any inspections in connection therewith (a) during normal business hours, (b) using all commercially reasonable steps in order to minimize interference with Seller’s business and the business of Seller’s tenants, and (c) in compliance with all applicable laws. Without limiting the foregoing, prior to any entry to perform any on-site testing, including but not limited to any borings, drillings or samplings, Buyer shall give Seller written notice thereof, including the identity of the company or persons who will perform such testing and the proposed scope and methodology of the testing. Seller shall approve or disapprove, in Seller’s sole but reasonable, discretion, the proposed testing within three (3) business days after receipt of such notice. If Seller fails to respond within such three (3) business day period, Seller shall be deemed to have disapproved the proposed testing. If Buyer or its agents, employees or contractors take any sample from the Property in connection with any such approved testing, Buyer shall provide to Seller a portion of such sample being tested to allow Seller, if it so chooses, to perform its own testing. Buyer shall permit Seller or its representative to be present to observe any testing or other inspection or due diligence review performed on or at the Property, provided that Buyer shall not be required to postpone any testing or other inspection or due diligence review if Seller is unable or unwilling to provide a representative to be present. If Buyer terminates this Agreement, except due to Seller’s default under this Agreement, Buyer shall, upon the request of Seller, promptly deliver to Seller copies of any reports relating to any testing or other inspection of the Property performed by Buyer or its agents, representatives, employees, contractors or consultants. Notwithstanding anything to the contrary contained herein, Buyer shall not contact any governmental authority or any tenant without allowing Seller, at Seller’s election, to have a representative participate in any telephone or other contact made by Buyer to a governmental authority or tenant and to be present at any meeting by Buyer with a governmental authority or tenant, provided that, Buyer shall not be required to postpone any such contact if Seller is unable or unwilling to provide a representative. Buyer shall maintain, and shall assure that its contractors maintain, public liability and property damage insurance in a coverage amount not less than Two Million Dollars ($2,000,000.00), insuring against liability of Buyer and its agents, employees or contractors, arising out of any entry or inspections of the Property pursuant to the provisions hereof, and Buyer shall provide Seller with evidence of such insurance coverage upon request by Seller. Buyer shall indemnify and hold Seller harmless from and against any costs, damages, liabilities, losses, expenses, liens or claims (including, without limitation, court costs and reasonable attorneys’ fees and disbursements) arising out of or relating to any entry on the Property by Buyer, its agents, employees or contractors in the course of performing the inspections, testings or inquiries provided for in this Agreement, including, without limitation, any release of Hazardous Materials or any damage to the Property; provided that Buyer shall not be liable to Seller solely as a result of the discovery by Buyer of a pre-existing condition on the Property to the extent the activities of Buyer, its agents, representatives, employees, contractors or consultants do not exacerbate the condition. The provisions of this Section 9.3 shall be in addition to any access or indemnity agreement previously executed by Buyer in connection with the Property; provided that in the event of any inconsistency between this Section 9.3 and such other agreement, the provisions of this Section 9.3 shall govern. The foregoing indemnity shall survive for a period of nine (9) months beyond the Closing, or, if the sale is not consummated, for a period of nine (9) months beyond the termination of this Agreement. Any claim for such indemnity that Seller may have at any time, which is not specifically asserted by written notice to Buyer within such nine (9) month period, shall not be valid or effective, and Buyer shall have no liability to Seller with respect thereto. Buyer’s right of entry, as provided in this Section 9.3, shall continue up through the date of Closing.

Section 9.4            Time.

Time is of the essence in the performance of each of the parties’ respective obligations contained herein.

Section 9.5            Attorneys’ Fees.

If either party hereto fails to perform any of its obligations under this Agreement or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, whether prior to or after Closing, or if any party defaults in payment of its post-Closing obligations under this Agreement, and either party shall commence litigation in connection therewith, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements.

Section 9.6            Assignment.

Buyer’s rights and obligations hereunder shall not be assignable without the prior written consent of Seller in Seller’s sole discretion. Notwithstanding the foregoing, Buyer shall have the right, without the necessity of obtaining Seller’s consent but with prior written notice to Seller, to assign its right, title and interest in and to this Agreement to a separate account, or an entity owned by a separate account, of Buyer, or an entity controlling, controlled by or under common with the Buyer, at any time before the Closing Date. Buyer shall in no event be released from any of its obligations or liabilities hereunder in connection with any assignment. Seller shall not assign or otherwise transfer its interest under this Agreement and any such assignment or transfer shall be null and void and shall not confer any rights upon the purported assignee or transferee.

Section 9.7            Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Section 9.8            Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State in which the Real Property is located.

Section 9.9            Confidentiality and Return of Documents.

Buyer and Seller shall each maintain as confidential this Agreement, the terms hereof and the transactions contemplated hereby. Buyer shall maintain as confidential the Due Diligence Materials and any reports or studies prepared for Buyer about the Property, and shall not disclose such information to any third party. Except as may be required by law, Buyer will not divulge any such information to other persons or entities including, without limitation, appraisers, real estate brokers, or competitors of Seller. Notwithstanding the foregoing, Buyer shall have the right to disclose information with respect to the Property to its officers, directors, employees, attorneys, accountants, environmental auditors, engineers, potential lenders, and permitted assignees under this Agreement and other consultants to the extent necessary for Buyer to evaluate its acquisition of the Property provided that Seller inform all such persons that such information is confidential and such persons have agreed to do so. Buyer shall be liable to Seller for any damages Seller may suffer by reason of the failure of any such person to keep such information confidential. If Buyer acquires the Property from Seller, either party shall have the right, subsequent to the Closing of such acquisition, to publicize the transaction (other than the parties to, or the specific economics of, the transaction) in whatever manner it deems appropriate; provided that any press release or other public disclosure regarding this Agreement or the transactions contemplated herein, and the wording of same, must be approved in advance by the other parties. The provisions of this Section shall survive any termination of this Agreement, but shall terminate at Closing if Closing occurs, except with respect to the issuance of any press release or other public disclosure describing the transactions contemplated herein. In the event the transaction contemplated by this Agreement does not close as provided herein, upon the request of Seller, Buyer shall promptly return to Seller all Due Diligence Materials provided to Buyer by Seller and, if such termination is not due to Seller’s default under this Agreement, copies of any reports concerning the physical condition of the Property obtained by Buyer (but the delivery of any such reports by Buyer shall not be an assignment of any rights of Buyer with respect to such reports or the making of any representation or warranty by Buyer concerning such reports).

Section 9.10         Interpretation of Agreement.

The article, section and other headings of this Agreement are for convenience of reference only and shall not be construed to affect the meaning of any provision contained herein. Where the context so requires, the use of the singular shall include the plural and vice versa and the use of the masculine shall include the feminine and the neuter. The term “person” shall include any individual, partnership, joint venture, corporation, trust, unincorporated association, any other entity and any government or any department or agency thereof, whether acting in an individual, fiduciary or other capacity.

Section 9.11         Limited Liability.

The obligations of Seller under this Agreement and under all of the Other Documents are intended to be binding only on the property of Seller and shall not be personally binding upon, nor shall any resort be had to, the private properties of any Seller Related Parties.

Section 9.12         Amendments.

This Agreement may be amended or modified only by a written instrument signed by Buyer and Seller.

Section 9.13         No Recording.

Neither this Agreement or any memorandum or short form thereof may be recorded by Buyer, except that this Agreement may be recorded as may be necessary in connection with the enforcement of Buyer’s rights under this Agreement due to Seller’s default under this Agreement.

Section 9.14         Drafts Not an Offer to Enter into a Legally Binding Contract.

The parties hereto agree that the submission of a draft of this Agreement by one party to another is not intended by either party to be an offer to enter into a legally binding contract with respect to the purchase and sale of the Property. The parties shall be legally bound with respect to the purchase and sale of the Property pursuant to the terms of this Agreement only if and when the parties have been able to negotiate all of the terms and provisions of this Agreement in a manner acceptable to each of the parties in their respective sole discretion, and both Seller and Buyer have fully executed and delivered to each other a counterpart of this Agreement (or a copy by facsimile transmission) (the “Effective Date”).

Section 9.15         Intentionally Omitted.

Section 9.16         No Partnership.

The relationship of the parties hereto is solely that of Seller and Buyer with respect to the Property and no joint venture or other partnership exists between the parties hereto. Neither party has any fiduciary relationship hereunder to the other.

Section 9.17         No Third Party Beneficiary.

The provisions of this Agreement are not intended to benefit any third parties.

Section 9.18         Buyer’s Condition Precedent.

This Agreement shall not be binding or enforceable against either of the parties hereto unless, concurrently with the execution of this Agreement Buyer has entered into a contract or contracts satisfactory to it for the purchase of real estate adjoining the Real Property located at 600-700 Diehl Road and 450-550 Diehl Road, Naperville, Illinois (the “Other Property”), owned by Washington Commons Phase II Limited Partnership and Washington Commons Phase III Limited Partnership, both Illinois limited partnerships, respectively (whether one or more contracts, the “Other Contract”). Buyer shall not be required to consummate the transactions contemplated by this Agreement, and Buyer may terminate this Agreement by written notice to Seller, unless Buyer has also consummated the transactions contemplated by the Other Contract. Provided, however, that Buyer shall be required to consummate the transactions contemplated by this Agreement if the reason the transactions contemplated by the Other Contract do not close is Buyer’s default under the Other Contract. A default by the sellers under the Other Contract shall not be a default by Seller herein and a default by Buyer under the Other Contract shall not be a default by Buyer herein. If Buyer terminates this Agreement pursuant to this Section 9.18, the Deposit shall be returned promptly to Buyer, and neither party shall have any further rights or obligations hereunder except as provided in Sections 6.1, 9.3 and 9.9 above.

Section 9.19         Limitation on Liability.

Notwithstanding anything to the contrary contained herein, after the Closing: (a) the maximum aggregate liability of Seller, and the maximum aggregate amount which may be awarded to and collected by Buyer (including, without limitation, for any breach of any representation, warranty and/or covenant by Seller) under this Agreement or any documents executed pursuant hereto or in connection herewith, including, without limitation, the Deed, the Bill of Sale, the Assignment of Leases and Assignment of Warranties and other Intangible Property (collectively, the “Other Documents”, shall under no circumstances whatsoever exceed Five Hundred Thousand Dollars ($500,000.00);  and (b) no claim by Buyer alleging a breach by Seller of any representation, warranty and/or covenant of Seller contained herein or in any of the Other Documents may be made, and Seller shall not be liable for any judgment in any action based upon any such claim, unless and until such claim, either alone or together with any other claims by Buyer alleging a breach by Seller of any such representation, warranty and/or covenant is for an aggregate amount in excess of Twenty-Five Thousand Dollars ($25,000) (the “Floor Amount”), in which event Seller’s liability respecting any final judgment concerning such claim or claims shall be for the entire amount thereof, subject to the limitation set forth in clause (a) above; provided, however, that if any such final judgment is for an amount that is less than or equal to the Floor Amount, then Seller shall have no liability with respect thereto.

Section 9.20         Illinois Bulk Sales.

At or prior to the Closing, Seller shall deliver to Buyer evidence reasonably acceptable to Buyer that the sale of the Property to Buyer hereunder is not subject to, and does not subject Buyer to liability under 35 ILCS 5/902(d) or 35 ILCS 120/5j (herein collectively referred to as the “Act”) and that no more than forty (40) days prior to the Closing, Seller shall have notified the Illinois Department of Revenue (herein referred to as the “Department”) of the intended sale and provided the Department with all other information required under the Act, including, without limitation, a copy of this Agreement, and required by the Department to make a determination of how much the Seller owes to the Department as provided in the Act, if anything. Seller shall promptly provided Buyer with a copy of such notice to the Department and with copies of all additional correspondence to and from the Department related thereto. . Seller agrees that Buyer may, at the Closing, deduct and withhold from the proceeds that are due Seller the amount necessary to comply with the withholding requirements imposed by the Act as estimated or determined by the Illinois Department of Revenue. Buyer shall deposit the amount so withheld in a separate escrow at Seller’s expense with the Title Company, with such escrow to contain terms and conditions complying with the Act and mutually satisfactory to Seller and Buyer. Buyer’s FEIN is 06 - 1761767.

Section 9.21         Calculation of Time Periods.

Unless otherwise specified, in computing any period of time described herein, the day of the act or event, after which the designated period of time begins to run, is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, nor legal holiday (i.e., a day on which federally chartered banks are not open for business in Chicago, Illinois). The last day of any period of time described herein shall be deemed to end at 5 p.m. Chicago, Illinois time on the last day of such period of time. All days other than Saturdays, Sundays and legal holidays in which federally chartered banks are closed in Chicago, Illinois are business days hereunder.

The parties hereto have executed this Agreement as of the date set forth in the first paragraph of this Agreement.

Seller:

NewTower Trust Company, a Maryland chartered trust company, as successor to Riggs National Bank of Washington D.C., as Trustee of the NewTower Trust Company Multi-Employer Property Trust, a collective investment fund operating under 12 C.F.R. Section 9.18

	By:	/s/ Patrick O. Mayberry
Patrick O. Mayberry, President

Buyer:	Alliance Commercial Partners, LLC a Colorado limited liability company

	By:	David E. Ramsay

	Its:	Member

LIST OF EXHIBITS AND SCHEDULES

Exhibits

Exhibit A                Real Property Description

Exhibit B                Strict Joint Order Escrow Trust Instructions

Exhibit C                List of Tenant Leases

Exhibit D                Deed

Exhibit E                 Bill of Sale

Exhibit F                 Assignment of Leases

Exhibit G                Assignment of Warranties and Other Intangible Property

Exhibit H                Estoppel Certificate

Schedules

Schedule 1.1(c)                     Tangible Personal Property

Schedule 3.1                          Disclosure Items

Schedule 4.1(b)                     Objections

Exhibit A

REAL PROPERTY DESCRIPTION

Lot 1 in Washington Commons Phase I, a Planned Unit Development, being a Subdivision of part of the South ½ of Section 6, Township 38 North, Range 10, East of the Third Principal Meridian, according to the Plat thereof recorded April 3, 1987 as Document R87-46471, in DuPage County, Illinois.

A-1

Exhibit B

STRICT JOINT ORDER ESCROW TRUST INSTRUCTIONS

CHICAGO TITLE AND TRUST COMPANY

Refer to:	Amanda Ray

Phone no:	312-223-2710

Fax no	312-223-4952

STRICT JOINT ORDER ESCROW TRUST INSTRUCTIONS

COMMITMENT NO.: 880004063	Date:	December 26, 2006

ESCROW NO.:

To:          Chicago Title and Trust Company, Escrow Trustee:

Customer Identification:

Seller:                                     NewTower Trust Company, a Maryland chartered trust company, as successor to Riggs National Bank of Washington D.C., as Trustee of the NewTower Trust Company Multi-Employer Property Trust, a collective investment fund operating under 12 C.F.R. Section 9.18

Purchaser:                             Alliance Commercial Partners, LLC

Property

Address:                                750-900 Diehl Road, Naperville, Illinois

Proposed disbursement date:            February 1, 2007

Deposits:

Wire transfer in the amount of $240,000.00 representing earnest money deposit for the purchase of the above-referenced property.

Delivery of Deposits:

The above-referenced escrow trust deposits (“deposits”) are (or will be) deposited with the escrow trustee, to be delivered by it only upon the receipt of a joint order of the undersigned or their respective legal representatives or assigns.

In no case shall the above mentioned deposits be surrendered except upon the receipt of an order signed by the parties hereto, their respective legal representatives or assigns, or in obedience to the court order described below.

If either Seller or Purchaser refuses to sign a joint order to Chicago Title and Trust Company, then, upon demand of either Seller or Purchaser, Chicago Title and Trust Company promptly shall interplead all deposits presently held by it with a court having jurisdiction.

Billing Instructions:

Escrow trust fee will be billed:  ½ to Seller and ½ to Purchaser; investment fees are to be billed all to Purchaser. An annual maintenance fee, as determined by the then current rate schedule, will commence February 1, 2008 if Chicago Title and Trust Company retains any deposits as of that date.

PLEASE NOTE:  The escrow trust fee for these joint order escrow instructions is due and payable within 30 days from the projected disbursement date (which may be amended by joint written direction of the parties hereto). In the event no projected disbursement date is ascertainable, said escrow trust fee is to be billed at acceptance and is due and payable within 30 days from the billing date. Chicago Title and Trust Company hereby waives the escrow trust fee for these joint order escrow trust instructions in the event the funds on deposit herein are transferred to or disbursed in connection with sale escrow trust instructions or an agency closing transaction established at Chicago Title and Trust Company.

Investment:

Deposits made pursuant to these instructions may be invested on behalf of any party or parties hereto, provided, that any direction to escrow trustee for such investment shall be expressed in writing and contain the consent of all other parties to this escrow, and also provided that you are in receipt of the taxpayer’s identification number and investment forms as required. Escrow trustee will, upon request, furnish information concerning its procedures and fee schedules for investment.

Except as to deposits of funds for which escrow trustee has received express written direction concerning investment or other handling, the parties hereto agree that the escrow trustee shall be under no duty to invest or reinvest any deposits at any time held by it hereunder; and, further that escrow trustee may commingle such deposits with other deposits or with its own funds in the manner provided for the administration of funds under Section 2-8 of the Corporate Fiduciary Act (205 ILCS 620/2-8) and may use any part or all such funds for its own benefit without obligation of any party for interest or earning derived thereby, if any. Provided, however, nothing herein shall diminish escrow trustee’s obligation to apply the full amount of the deposits in accordance with the terms of these escrow trust instructions.

In the event the escrow trustee is requested to invest deposits hereunder. Chicago Title and Trust Company is not to be held responsible for any loss of principal or interest which may accrue as a result of making the investments or redeeming said investment for the purposes of the escrow trust instructions.

Compliance With Court Order:

The undersigned authorize and direct the escrow trustee to disregard any and all notices, warnings or demands given or made by the undersigned (other than jointly) or by any other person. The said undersigned also hereby authorize and direct the escrow trustee to accept, comply with, and obey any and all writs, orders, judgments or decrees entered or issued by any court with or without jurisdiction; and in case the said escrow trustee obeys or complies with any such writ, order, judgment or decree of any court, it shall not be liable to any of the parties hereto or any other person, by reason of such compliance, notwithstanding any such writ, order, judgment or decree be entered without jurisdiction or be subsequently reversed, modified, annulled, set aside or vacated. In case the escrow trustee is made a party defendant to any suit or proceedings regarding this escrow trust, the undersigned, for themselves, their heirs, personal representatives, successors, and assigns, jointly and severally, agree to pay to said escrow trustee, upon written demand, all costs, attorney’s fees, and expenses incurred with respect thereto. The escrow trustee shall have a lien on the deposit(s) herein for any and all such costs, fees and expenses. If said costs, fees and expenses are not paid, then the escrow trustee shall have the right to reimburse itself out of said deposit(s).

Execution:

These escrow trust instructions are governed by and are to be construed under the laws of the State of Illinois. The escrow trust instructions, amendment or supplemental instructions hereto, may be executed in counterparts, each of which shall be deemed an original and all such counterparts together shall constitute one and the same instrument.

For Seller:		For Purchaser:

Firm/Name:	Seyfarth Shaw LLP	Name:	Holme Roberts & Owen LLP
Attn:	Michael D. Miselman	Attn:	Bruce L. Likoff
Address:	131 S. Dearborn Street	Address:	1700 Lincoln Street
	Suite 2400		Suite 4100
City/State:	Chicago, IL 60603-5577	City/State:	Denver, CO 80203-4541
Phone No.:	(312) 460-5635	Phone No.:	(303) 866-0345

Signature:		Signature:

Accepted:  Chicago Title and Trust Company as Escrow Trustee

By:
Date:

Exhibit C

LIST OF TENANT LEASES

Washington Commons Phase I

Schedule of Leases and Amendments

Tenant Name	Lease /Amendment	Lease Execution Date

Avana Corporation 750 E. Diehl, Suite 100	Lease	3/27/2002
	Amendment	7/12/2005

Banner Personnel Service, Inc. 800 E. Diehl, Suite 100	Lease	7/17/1989
	Addendum	8/25/1994
	3rd Amendment	6/15/2000
	4th Amendment	9/30/2002
	5th Amendment	9/22/2005

CIMC Transportation Equipment, Inc. 900 E. Diehl, Suite 160	Lease	6/1/2003
	Amendment	5/4/2006

Cognex Corporation 850 E. Diehl, Suite 125	Lease	5/29/1997
	1st Amendment	12/8/1999
	Lease	5/31/2001
	Amendment	5/21/2003

EDD Associates L.L.C. 750 E. Diehl, Suite 111	Lease	9/28/2004
	Cable License Agreement	8/1/2005

Tenant Name	Lease /Amendment	Lease Execution Date

GlobalTech AC, Inc. 900 E. Diehl, Suite 130	Lease	1/26/2005

IC Haus Corporation 750 E. Diehl, Suite 120	Lease	9/14/2005

Katherine Shaw Bethea Hospital	Lease	6/1/2005
750 E. Diehl, Suite 127	Amendment	5/25/2006

Kawin International, Inc. 750 E. Diehl, Suite 119	Lease	7/11/2005

Meaden & Moore, L.L.C. 750 E. Diehl, Suite 160	Lease Amendment	1/5/2002 11/1/2004

Medco Diagnostic Imaging, Inc. 750 E. Diehl, Suite 141	Lease	6/30/2005

Mercantech, Inc. 900 E. Diehl, Suite 110	Lease	3/31/2004

Numeric Technologies, Inc.	Lease	1/17/2001
	Amendment	2/3/2004
	Second Amendment	2/23/2005
	Third Amendment	3/20/06

Tenant Name	Lease /Amendment	Lease Execution Date

FKA: Zenith	2nd Amendment	2/23/2005
750 E. Diehl, Suite 130	3rd Amendment	3/20/2006

Optobionics Corporation	Lease	7/10/2002
750 E. Diehl, Suite 135	1st Amendment	11/14/2003
	2nd Amendment	4/12/2006
	3rd Amendment	10/9/2006

Packaging Corporation of America 900 E. Diehl, Suite 131	Lease	7/13/2005

Reynolds, Smith & Hills, Inc.	Lease	8/29/2001
850 E. Diehl, Suite 120	Amendment	2/28/2005
	2nd Amendment	10/9/2006

The Richards Group, Inc. 900 E. Diehl, Suite 181	Lease	12/19/2002

Stewart Title of Illinois, Inc.	Lease	1/30/1997
800 E. Diehl, Suite 180	1st Amendment	5/14/1998
	2nd Amendment	11/30/2001
	3rd Amendment	5/1/2005
	4th Amendment	6/30/2005

Tenant Name	Lease /Amendment	Lease Execution Date

The Union Central Life Insurance Company	Lease	12/11/2003
Sublet: Berkshire Life Insurance Company of America 900 E. Diehl, Suite 161	Consent to sublease	2/1/2005

United Financial of Illinois, Inc.	Lease	5/3/1990
800 E. Diehl, Suite 185	Lease	7/23/1993
	1st Amendment	12/13/1994
	2nd Amendment	1/14/1998
	3rd Amendment	11/17/1998
	Fourth Amendment	12/27/2000
	Fifth Amendment	1/31/2001
	Lease	12/26/2001

VanGuard Energy Services, L.L.C.	Lease	2/25/2003
850 E. Diehl, Suite 142	Amendment	3/31/2005
	Cable License Agreement	4/20/2005

Wells Fargo Financial Illinois, Inc. 800 E. Diehl, Suite 160	Lease	10/24/03

Tenant Name	Lease /Amendment	Lease Execution Date

Wells Fargo Financial Illinois, Inc.	Lease & Addendum	4/25/90
900 E. Diehl, Suite 120	1st Amendment	9/12/1995
	2nd Amendment	7/5/2000
	3rd Amendment	4/30/2001
	4th Amendment	10/24/2003
	5th Amendment	3/10/2004

W.L. Gore & Associates, Inc.	Lease	7/27/1989
800 E. Diehl, Suite 160	Addendum	4/16/1992
	2nd Amendment	5/1/1997
	3rd Amendment	6/12/2002
	4th Amendment	9/4/2002
	5th Amendment	6/21/2005

Exhibit D

DEED

This Instrument Prepared By:

Michael D. Miselman
Seyfarth Shaw LLP
131 S. Dearborn St.
Suite 2400
Chicago, Illinois  60603

Upon Recordation Return To:

TRUSTEE’S DEED

THIS TRUSTEE’S DEED is made as of the      th day of January, 2007 by NewTower Trust Company, a Maryland chartered trust company, as successor to Riggs National Bank of Washington D.C., as Trustee of the NewTower Trust Company Multi-Employer Property Trust, a collective investment fund operating under 12 C.F.R. Section 9.18, Grantor, to                                                                                       , Grantee.

WITNESSETH, that the Grantor, in consideration of the sum of Ten and No/100s ($10.00) Dollars and other good and valuable consideration in hand paid, receipt and sufficiency whereof is hereby acknowledged, and in pursuance of the power and authority vested in the Grantor as said Trustee and of every other power and authority the Grantor hereunto enabling, does hereby CONVEY and QUITCLAIM unto the Grantee, in fee simple, the described real estate, situated in the County of DuPage and the State of Illinois described on Exhibit A attached hereto and made a part hereof subject to general real estate taxes not yet due and payable and all matters of record, together with the tenements, hereditaments and appurtenances thereunto belonging or in any wise appertaining.

The Grantor executes this Deed not personally, but solely as Trustee aforesaid. Nothing herein contained shall be construed as creating any liability or responsibility upon Trustee, personally, and no personal liability or responsibility is assumed by, nor shall at any time be asserted or enforceable against Trustee, personally, on account of this Deed.

This Deed is executed pursuant to and in exercise of the power and authority granted to and vested in the Trustee by the terms of the Trust above mentioned, and of every other power and authority thereunto enabling.

[Signature page follows]

IN WITNESS WHEREOF, the Grantor, as Trustee as aforesaid, has hereunto set its hand and seal the day and year first above written.

NewTower Trust Company, a Maryland trust company, as Trustee of the NewTower Trust Company Multi-Employer Property Trust, a collective investment fund operating under 12 C.F.R. Section 9.18

By:
Patrick O. Mayberry, President

WASHINGTON	)
	)	SS
DISTRICT OF COLUMBIA	)

I, the undersigned, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Patrick O. Mayberry, President of NewTower Trust Company, a Maryland trust company, as Trustee of the NewTower Trust Company Multi-Employer Property Trust, a collective investment fund operating under 12 C.F.R. Section 9.18, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that he signed, sealed and delivered the said instrument as his free and voluntary act on behalf of said bank as Trustee as aforesaid, for the uses and purposes therein set forth.

GIVEN under my hand and official seal, this             day of January, 2007

Notary Public

EXHIBIT A TO DEED

Lot 1 in Washington Commons Phase I, a Planned Unit Development, being a Subdivision of part of the South ½ of Section 6, Township 38 North, Range 10, East of the Third Principal Meridian, according to the Plat thereof recorded April 3, 1987 as Document R87-46471, in DuPage County, Illinois.

Permanent Real Estate Index Number:  08-06-404-009

Address of Real Estate: 750-900 Diehl Road, Naperville, Illinois 60563

Exhibit E

BILL OF SALE

This Bill of Sale (the “Bill of Sale”) is made and entered into                         , 20    , by and between                                                  (“Assignor”), and                                (“Assignee”).

In consideration of the sum of Ten Dollars ($10) and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby assign, transfer, convey and deliver to Assignee, its successors and assigns, all items of Tangible Personal Property (as defined in the Agreement referred to below) and more particularly described on Exhibit A attached hereto and made a part hereof for all purposes, including, without limitation, the Tangible Personal Property identified in Exhibit B, if any, attached hereto and made a part hereof for all purposes (the “Personal Property”).

Assignee acknowledges and agrees that, except as expressly provided in, and subject to the limitations contained in, that certain Agreement of Purchase and Sale dated                            , 20    , by and between Assignor and Assignee (the “Agreement”), Assignor has not made, does not make and specifically disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to (a) the nature, quality or conditions of the personal property, (b) the income to be derived from the personal property, (c) the suitability of the personal property for any and all activities and uses which Assignee may conduct thereon, (d) the compliance of or by the personal property or its operation with any laws, rules, ordinances or regulations of any applicable governmental authority or body, (e) the quality, habitability, merchantability or fitness for a particular purpose of any of the personal property, or (f) any other matter with respect to the personal property. Assignee further acknowledges and agrees that, having been given the opportunity to inspect the personal property, Assignee is relying solely on its own investigation of the personal property and not on any information provided or to be provided by Assignor, except as specifically provided in the Agreement. Assignee further acknowledges and agrees that any information provided or to be provided with respect to the personal property was obtained from a variety of sources and that Assignor has not made any independent investigation or verification of such information. Assignee further acknowledges and agrees that the sale of the personal property as provided for herein is made on an “as is, where is” condition and basis “with all faults,” except as specifically provided in, and subject to the limitations contained in, the Agreement.

The obligations of Assignor are intended to be binding only on the property of Assignor and shall not be personally binding upon, nor shall any resort be had to, the private properties of any Seller Related Parties (as defined in the Agreement).

E-1

IN WITNESS WHEREOF, Assignor and Assignee have caused this Bill of Sale to be executed on the date and year first above written.

Assignor:

NewTower Trust Company, a Maryland chartered trust company, as successor to Riggs National Bank of Washington D.C., as Trustee of the NewTower Trust Company Multi-Employer Property Trust, a collective investment fund operating under 12 C.F.R. Section 9.18

	By:	Kennedy Associates Real Estate Counsel, LP, Authorized Signatory

	By:		,
Its

Assignee:
a

By:
Its:

By:
Its:

E-2

Exhibit F

ASSIGNMENT OF LEASES

This Assignment of Leases (this “Assignment”) is made and entered into                            , 20    , by and between                                             (“Assignor”),                                                                                                                                 (“Assignee”).

For good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby assign, transfer, set over and deliver unto Assignee all of Assignor’s right, title, and interest in and to those certain leases listed on Exhibit A attached hereto and made a part hereof for all purposes except for Seller’s right to collect delinquent rent and other delinquent sums owing under such Leases for the period prior to the date hereof in accordance with the Agreement (as defined below), together with all guarantees of such leases and all security deposits (whether in the form of cash, letters of credit or any other form) (such leases, guarantees and security deposits all hereinafter referred to as the “Leases”).

ASSIGNEE ACKNOWLEDGES AND AGREES, BY ITS ACCEPTANCE HEREOF, THAT, EXCEPT AS EXPRESSLY PROVIDED IN, AND SUBJECT TO THE LIMITATIONS CONTAINED IN, THAT CERTAIN AGREEMENT OF PURCHASE AND SALE, DATED AS OF                                           , 20    , BY AND BETWEEN ASSIGNOR AND ASSIGNEE (THE “AGREEMENT”), THE ASSIGNED ITEMS ARE CONVEYED “AS IS, WHERE IS” AND IN THEIR PRESENT CONDITION WITH ALL FAULTS, AND THAT ASSIGNOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE NATURE, QUALITY OR CONDITION OF THE ASSIGNED ITEMS, THE INCOME TO BE DERIVED THEREFROM, OR THE ENFORCEABILITY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE ASSIGNED ITEMS.

Except as otherwise expressly provided in Article VII of the Agreement, by accepting this Assignment and by its execution hereof, Assignee assumes the payment and performance of, and agrees to pay, perform and discharge, all the debts, duties and obligations to be paid, performed or discharged from and after the Closing Date (as defined in the Agreement) by the “landlord” or the “lessor” under the terms, covenants and conditions of the Leases, including, without limitation, brokerage commissions and compliance with the terms of the Leases relating to tenant improvements and security deposits. Assignee agrees to indemnify, hold harmless and defend Assignor from and against any and all claims, losses, liabilities, damages, costs and expenses (including, without limitation, court costs and reasonable attorneys’ fees and disbursements) resulting by reason of the failure of Assignee to (i) pay, perform or discharge any of the debts, duties or obligations assumed or agreed to be assumed by Assignee hereunder arising out of or relating to, directly or indirectly, in whole or in part, the Leases, from and after the Closing Date or (ii) pay, perform or discharge any of its obligations under the Agreement relative to the Leases or payment of real property taxes. Except as otherwise expressly provided in Article VII and subject to the provisions of Sections 3.2 and 9.19 of the Agreement (which provisions are not modified in any way by the following indemnity), Assignor agrees to protect,

F-1

indemnify, defend and hold Assignee harmless from and against all claims, losses, damages, costs, expenses, obligations and liabilities (including, without limitation, court costs and reasonable attorneys’ fees and disbursements) (collectively, “Claims”) arising out of or relating to, directly or indirectly, in whole or in part, (i) the Leases prior to the Closing Date or (ii) Assignor’s failure to pay, perform or discharge any of its obligations under the Agreement relative to the Leases or payment of real property taxes; provided, however, that the foregoing indemnity shall not apply to any Claims relating in any way to the physical, environmental or other condition of the Property (as defined in the Agreement) or the compliance or non-compliance of the Property with any legal requirements; and provided further that the foregoing indemnity shall apply solely to Claims first raised after the Closing Date and shall survive only for a period of nine (9) months after the Closing Date. Any such Claim which Assignee may have at any time against Assignor, whether known or unknown, which is not specifically asserted by written notice to Assignor within such nine (9) month period shall not be valid or effective, and neither Assignor nor any Seller Related Parties (as defined in the Agreement) shall have any liability with respect thereto.

The obligations of Assignor are intended to be binding only on the property of Assignor and shall not be personally binding upon, nor shall any resort be had to, the private properties of any Seller Related Parties.

All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed on the day and year first above written.

Assignor:

NewTower Trust Company, a Maryland chartered trust company, as successor to Riggs National Bank of Washington D.C., as Trustee of the NewTower Trust Company Multi-Employer Property Trust, a collective investment fund operating under 12 C.F.R. Section 9.18

	By:	Kennedy Associates Real Estate Counsel, LP, Authorized Signatory

	By:	,
Its

Assignee:
a

By:
Its:

F-2

Exhibit G

ASSIGNMENT OF
WARRANTIES AND OTHER INTANGIBLE PROPERTY

This Assignment of Warranties and Other Intangible Property (this “Assignment”) is made and entered into                           , 2007, by and between                                                      (“Assignor”),                                                                                                                                     (“Assignee”).

For good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby assign, transfer, set over and deliver unto Assignee all of Assignor’s right, title, and interest in and to the following (collectively, the “Assigned Items”): (i) those certain warranties held by Assignor (the “Warranties”) listed on Exhibit A, if any, attached hereto and made a part hereof for all purposes, and (ii) all zoning, use, occupancy and operating permits, and other permits, licenses, approvals and certificates, maps, plans, specifications, and all other Intangible Personal Property (as defined in the Agreement) owned by Assignor and used in the use or operation of the Real Property and Personal Property (each as defined in the Agreement), including, without limitation, any right of Assignor to use the name “Washington Commons” and any other trade name owned by Assignor now used exclusively in connection with the Real Property and any utility contracts or other agreements or rights relating to the use and operation of the Real Property and Personal Property (collectively, the “Other Intangible Property”).

ASSIGNEE ACKNOWLEDGES AND AGREES, BY ITS ACCEPTANCE HEREOF, THAT, EXCEPT AS EXPRESSLY PROVIDED IN, AND SUBJECT TO THE LIMITATIONS CONTAINED IN, THAT CERTAIN AGREEMENT OF PURCHASE AND SALE, DATED AS OF                           , 20     , BY AND BETWEEN ASSIGNOR AND ASSIGNEE (THE “AGREEMENT”), THE ASSIGNED ITEMS ARE CONVEYED “AS IS, WHERE IS” AND IN THEIR PRESENT CONDITION WITH ALL FAULTS, AND THAT ASSIGNOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE NATURE, QUALITY OR CONDITION OF THE ASSIGNED ITEMS, THE INCOME TO BE DERIVED THEREFROM, OR THE ENFORCEABILITY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE ASSIGNED ITEMS.

Except as otherwise expressly provided in Article VII of the Agreement, by accepting this Assignment and by its execution hereof, Assignee assumes the payment and performance of, and agrees to pay, perform and discharge, all the debts, duties and obligations to be paid, performed or discharged from and after the Closing Date (as defined in the Agreement) by the owner under the Warranties and/or the Other Intangible Property. Assignee agrees to indemnify, hold harmless and defend Assignor from and against any and all claims, losses, liabilities, damages, costs and expenses (including, without limitation, court costs and reasonable attorneys’ fees and disbursements) resulting by reason of the failure of Assignee to pay, perform or discharge any of the debts, duties or obligations assumed or agreed to be assumed by Assignee hereunder arising out of or relating to, directly or indirectly, in whole or in part, the Assigned Items, from and after the Closing Date. Except as otherwise expressly provided in Article VII

G-1

and subject to the provisions of Sections 3.2 and 9.19 of the Agreement (which provisions are not modified in any way by the following indemnity), Assignor agrees to protect, indemnify, defend and hold Assignee harmless from and against all claims, losses, damages, costs, expenses, obligations and liabilities (including, without limitation, court costs and reasonable attorneys’ fees and disbursements) (collectively, “Claims”) arising out of or relating to, directly or indirectly, in whole or in part, the Service Contracts (as defined in the Agreement); provided, however, that the foregoing indemnity shall not apply to any Claims relating in any way to the physical, environmental or other condition of the Property (as defined in the Agreement) or the compliance or non-compliance of the Property with any legal requirements; and provided further that the foregoing indemnity shall apply solely to Claims first raised after the Closing Date and shall survive only for a period of nine (9) months after the Closing Date. Any such Claim which Assignee may have at any time against Assignor, whether known or unknown, which is not specifically asserted by written notice to Assignor within such nine (9) month period shall not be valid or effective, and neither Assignor nor any Seller Related Parties (as defined in the Agreement) shall have any liability with respect thereto.

The obligations of Assignor are intended to be binding only on the property of Assignor and shall not be personally binding upon, nor shall any resort be had to, the private properties of any Seller Related Parties.

All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed on the day and year first above written.

Assignor:

NewTower Trust Company, a Maryland chartered trust company, as successor to Riggs National Bank of Washington D.C., as Trustee of the NewTower Trust Company Multi-Employer Property Trust, a collective investment fund operating under 12 C.F.R. Section 9.18

	By:	Kennedy Associates Real Estate Counsel, LP, Authorized Signatory

	By:	,
Its

Assignee:
a

By:
Its:

G-2

Exhibit H

TENANT ESTOPPEL

The undersigned (“Tenant”) hereby certifies to                                      (“Seller”) and to                                      (“Buyer”) and to                                      (“Lender”) in connection with Buyer’s proposed purchase of that certain            building located at                                                                         ,                                      (the “Building”) that:

1.             Tenant is the lessee of certain space (the “Premises”) in the Building, containing approximately                    square feet and known as Suite No.         , under a lease dated               ,               (the “Lease”) entered into between Tenant and                                     , as lessor (“Lessor”).

2.             The Lease is presently in full force and effect and Tenant is not in default thereunder.

3.             The Lease, in the form of Exhibit A attached hereto, constitutes the entire agreement between the Lessor and Tenant and there has been no amendment, written or oral, to the Lease except as included in Exhibit A. Tenant neither expects nor has been promised any inducement, concession or consideration for entering into the Lease, except as stated therein, and there are no side agreements or understandings between Lessor and Tenant.

4.             Tenant has accepted the Premises and is paying rent under the Lease.

5.             The term of the Lease commenced on                            ,           , and will end on                , with         options to extend of successive periods of            years each. The monthly rental for lease year                    -                    is                    Dollars ($                  ). Except as expressly set forth in the Lease, Tenant has no cancellation rights under the Lease. Tenant has no purchase options under the Lease with respect to the Premises.

6.             Tenant is required to pay its pro rata share of operating expenses of the Building and its pro rata share of the Building’s real property taxes and insurance costs. Tenant’s pro-rata share of operating expenses, real property taxes and insurance costs is               %. The amount payable by Tenant on account of operating expenses, real property taxes and insurance costs is calculated pursuant to the Lease without reference to any base year or base amount (however identified).

7.             As of the date of this certificate, Lessor is not in default under the Lease, nor has any event or circumstance occurred or failed to occur that, with the passage of time or the giving of notice, or both, would constitute a default under the Lease by Lessor.

8.             The amount of the security deposit paid under the terms of the Lease is                                      Dollars ($                  ). No rent under the Lease has been paid more than one month in advance, and no other sums have been deposited with Lessor. There is no unexpired free rental, construction, improvement or refurbishment allowance or other allowance, rebates or other rent concession due to Tenant under the Lease.

H-1

9.             The undersigned has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease or the Premises except as follows:                                                       .

10.           Lessor has completed all improvements and alterations to the Premises or the Building required to be performed or furnished by Lessor according to the Lease. All sums required to be paid by Lessor to or for the benefit of Tenant pursuant to the Lease for any construction, improvement or refurbishment allowance or other allowance have been paid in full.

11.           There are no offsets, defenses, claims, counterclaims or credits against Lessor or against Lessor’s enforcement of Tenant’s obligations under the Lease, including, without limitation, the payment of rent. Lessor has not agreed to assume the obligations of Tenant under any other lease in connection with Tenant entering into the Lease.

12.           Tenant is not insolvent and has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Tenant’s creditors, (iii) suffered the appointment of a receiver to take possession of all or any part of the Premises or all, or substantially all, of Seller’s assets, (iv) suffered the attachment or other judicial seizure of all or any part of the Premises or all, or substantially all, of Tenant’s assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

13.           All exhibits attached hereto are by this reference incorporated fully herein. The terms “this certificate” shall be considered to include all such exhibits. The undersigned makes this statement for the Buyer’s, Seller’s and Lender’s benefit and protection with the understanding that Buyer (and any assignee of Buyer’s right to purchase the Premises) and Lender intend to rely upon this statement in connection with Buyer’s or its assignee’s intended purchase (and Lender’s financing of the purchase) of the above described Premises from Seller. This certificate may not be changed, waived or discharged orally, but only by an agreement in writing signed by Tenant, Buyer, Seller and Lender.

EXECUTED: , 20 .	TENANT:

By:
Its:

H-2

Schedule 1.1(c)

TANGIBLE PERSONAL PROPERTY

3 ea. 6 foot ladders
1 ea. 8 foot ladder
1 ea. Oxyacetylene set
1 ea. Vacuum pump
1 ea. Refrigerant recovery unit
1 ea. Pressure washer
1 ea. Map gas torch set up
1 ea. 12 inch portable fan
1 ea. 18 inch portable fan
1 ea. 7 piece hole saw kit
1 ea. rivet kit
1 ea. ½ inch drill
1 ea. 14 piece socket set
1 ea. electric impact wrench
1 ea. 30 lbs. r-22
1 ea. gallon vacuum pump oil
1 ea. set refrigerant gauges
3 ea. pipe wrenches
1 ea. 4 foot level
1 ea. set hand wrenches ½ inch-1 inch
1 ea. key making machine
1 ea. genie heat pump lift
1 ea. 277 volt 2.5 ton heat pump
1 ea. plow shovel
3 ea. metal snow shovels
1 ea. Rubbermaid cart
1 ea. 2 wheel cart
1 ea. metal storage cabinet

Schedule 3.1

DISCLOSURE ITEMS

1.             Landlord notice of default dated September 29, 2006 to Kawin International, Inc., tenant at 750 E. Diehl Road, Suite 119, Naperville, Illinois 60563.

Schedule 4.1(b)

OBJECTIONS

Holme Roberts & Owen LLP Attorneys at Law

DENVER	December 15, 2006

Via Facsimile (630) 719-5570

BOULDER	Washington Commons Phase III Limited Partnership c/o Hamilton Partners 1901 Butterfield Road Suite 270 Downers Grove, IL 60515
COLORADO SPRINGS	Attention: Mr. Gary Mori

Via Facsimile (312) 460-7635

LONDON	Seyfarth Shaw LLP 131 South Dearborn Street, Suite 2400 Chicago, IL 60603 Attention: Mr. Michael D. Miselman

LOS ANGELES MUNICH

Re:          Title and Survey Objections for Draft Agreement of Purchase and Sale between Washington Commons Phase III Limited Partnership (“Seller”) and Alliance Commercial Partners, LLC, a Colorado limited liability company (“Buyer”) (the “Agreement”) for the property known as Lot 3. Washington Commons-Phase 1, Naperville, Illinois (the “Property”).

Gentlemen:

SALT LAKE CITY

On behalf of Buyer, we have reviewed Title Commitment No. 880004081 dated effective as of October 24, 2006 (the “Title Commitment”) prepared by Chicago Title Insurance Company (the “Title Company”) and that certain ALTA/ASCM survey prepared by Cowhey, Gudmonson, Leder, LTD., Job No. 3642 dated November 28, 2006. (the “Survey”).

SAN FRANCISCO

We are aware that the Agreement is still in negotiations, but in the interest of moving due diligence items forward while negotiations are underway, we are sending you our objections to the Title Commitment and the Survey for your internal discussions and consideration.

1700 Lincoln Street, Suite 4100 Denver, Colorado 80203-4541 tel 303.861.7000 fax 303.866.0200

The Title Commitment

1.               Seller shall satisfy any requirements directed to it listed under the Requirements Section of the Title Commitment, including, but not limited to, the reconveyance of the lien evidenced by the Deeds of Trust and related documents listed in Items 5 through 7 and the Mechanic’s Liens listed as Items 9 and 10 of Schedule B of the Title Commitment.

2.               Buyer requires an extended coverage ALTA Owner’s Policy of Title Insurance (the “Policy”).

3.               Buyer requires that general notes listed as items 11, 13, 14, 15, 17, 21,32 under Schedule B be deleted from the Policy.

4.               With regard to Item 12 under Schedule B of the Commitment, Purchaser requires Seller to provide a certified rent roll for the tenants on the property to Title Company and will request that the Title Company revise said Item 12 accordingly based upon receipt of said rent roll.

5.               Buyer objects to Item 16 under Schedule B of the Commitment, which takes exception to an ordinance dated 1986 approving the plat for Washington Commons. Buyer requests a certificate from the Seller that states that there are no outstanding obligations, financial or otherwise, as to the Property, pursuant to this Ordinance.

6.                 Buyer objects to Item 19 under Schedule B of the Commitment, which makes exception to as Pre-Annexation Agreement dated July 1984, The term of this agreement expired in March of 1999 and Buyer requires that this exception be deleted from the Policy.

7.                 Buyer objects to Item 20 under Schedule B of the Commitment, which takes exception to a Declaration of Easements, Restrictions and Covenants recorded October 1988 for ingress, egress, retention and detention ponds, storm sewer pipe easements, sanitary sewer easements and assessments Fees.  This Declaration was abrogated by the Declaration of Easements described in Item 34 of the Commitment, and therefore is no longer in effect. Buyer will require that the title company delete this exception from the Policy.

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8.               Buyer objects to Item 28 under Schedule B of the Commitment, which takes exception to a First Amendment to the Installment Agreement for the System Development Charges for Washington Commons Phase II. This Agreement only affects Lot 2, Washington Commons, and therefore Buyer will require that the Title Company delete this exception from the Policy.

9.               Buyer objects to Item 29 under Schedule B of the Commitment, which takes exception to a Alternative Payment Agreement for Non-Residential Electrical System Infrastructure Availability Charge. Buyer requests an estoppel from the Seller that states that there are no defaults under this agreement and no outstanding obligations, financial or otherwise, as to the Property under this Agreement.

10.         Buyer objects to Item 24 under Schedule B of the Commitment, which takes exception to an encroachment of a sidewalk shown on a survey dated 1996. This survey no longer accurately reflects the Property, and Buyer will require that the Title Company delete this exception from the Policy.

11.         Buyer objects to Item 30 under Schedule B of the Commitment, which takes exception to the Declaration of Easements, Restrictions and Covenants dated March 6, 2000. Buyer requests an estoppel from the Association that states that there are no defaults under this agreement and no outstanding obligations as to the Property under this Declaration. In addition, Buyer will request that the Title Company add this document to the legal description as an insured parcel.

12.         Buyer will require the following endorsements be included as part of the Policy:

a.             ALTA Form 8.1;

b.             ALTA Form 9.2;

c.             Zoning Endorsement;

d.             Deletion of Arbitration and Creditors Rights;

e.             “Same as” survey endorsement; and

f.              Access Endorsement.

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Please call with any questions. Upon execution of the Agreement, we will send a formal title objection letter to Seller, the Title Company and the Surveyor.

Sincerely,

/s/ Jennifer E. Lathrop
Jennifer E. Lathrop
Paralegal

cc:           David Ramsay (via facsimile)
Bruce L. Likoff, Esq. (via e-mail)
Dawn MacKinnon, Esq. (via e-mail)

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